UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       the Securities Exchange Act of 1934

             Date of Report (Date of earliest reported): April 15, 2002

                              2KSOUNDS CORPORATION
                -----------------------------------------------
                (Exact name of registrant specified in charter)

         Nevada                   000-32229                  76-0616474
         ------                   ---------                  ----------
(State or other jurisdiction    (Commission File            (IRS Employer
      of incorporation)             Number)               Identification No.)

                               21700 Oxnard Street
                                   Suite 1030
                            Woodland Hills, CA 91367
                  --------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                 (818)593-2225
                ------------------------------------------------
              (Registrant's telephone number, including area code)


               --------------------------------------------------
         (Former name or former address, if changed since last report)

PORTIONS AMENDED:

     The Registrant hereby amends Item 7 contained in the Registrant's Current Report on Form 8-K filed on April 15, 2002 to provide the requisite financial information required by Item 7 including pro forma financial information. Except as set forth in Item 7, no other changes are made to Registrant's Current Report on Form 8-K filed on April 15, 2002.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        a. Financial Statements of 2KSounds, Inc.

        b. Proforma Financial Information for 2KSounds Corporation

        c. Exhibits:

           None.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        2KSOUNDS CORPORATION


                                        By:/s/ John Guidon
                                           ------------------------
                                           John Guidon
                                           Chief Executive Officer
Dated:  June 11, 2002

                         INDEX TO FINANCIAL STATEMENTS
                                                                        Page
                                                                        ----

Conbined Financial Statements for 2KSounds, Inc. and Subsidiary

   Independant Auditors' Report                                         F-1
   Consolidated Balance Sheet for the year ended December 31, 2001 F-2 Consolidated Statements of Operations for the years ended
   December 31, 2001 and December 31, 2000                              F-3
   Consolidated Statements of Stockholders' Equity for the years ended
   December 31, 2001 and December 31, 2000                              F-4
   Consolidated Statements of Cash Flow for the years ended
   December 31, 2001 and December 31, 2000                              F-6
   Notes to Financial Statements                                        F-7

2KSounds Corporation Pro Forma Financial Information

   (Unaudited) Pro Forma Consolidated Balance Sheets for the year
   ended December 31, 2001                                              PF-2
   (Unaudited) Pro Forma Consolidated Statement of Operations for the
   year ended December 31, 2001                                         PF-3
   Notes to Pro Forma Financial Statements                              PF-4

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
2KSounds, Inc.


We have audited the accompanying consolidated balance sheet of 2KSounds, Inc. and subsidiary (the "Company") as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2001, and the results of their operations and their cash flows for each of the years in the two-year period then ended in conformity with accounting principles generally accepted in the United States of America.



                                                           /s/Corbin & Wertz
                                                           -----------------

                                                              CORBIN & WERTZ

Irvine, California
May 9, 2002

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                                      CONSOLIDATED BALANCE SHEET
================================================================================

                                                              December 31, 2001
                                                              -----------------
ASSETS

Current assets:
     Cash and cash equivalents                                $    1,037,951
     Accounts receivable                                             630,040
                                                               -------------
         Total current assets                                      1,667,991
                                                               -------------

Property and equipment, net                                          604,616
                                                               -------------
Other assets:
     Capitalized master recordings                                   300,000
     Deposits                                                         28,665
                                                               -------------
         Total other assets                                          328,665
                                                               -------------
                                                              $    2,601,272
                                                               =============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued liabilities                 $      259,933
                                                               -------------
         Total current liabilities                                   259,933
                                                               -------------
Commitments and contingencies

Stockholders' equity:
     Preferred stock, $0.001 par value;
       10,000,000 shares authorized; 3,424,667
       shares issued and outstanding                                   3,425
     Common stock, $0.001 par value; 60,000,000
       shares authorized; 25,129,250 shares
       issued and outstanding                                         25,129
     Additional paid-in capital                                    3,867,669
     Subscriptions receivable                                        (20,213)
     Accumulated deficit                                          (1,534,671)
                                                               -------------
         Total stockholders' equity                                2,341,339
                                                               -------------
                                                              $    2,601,272
                                                               =============
--------------------------------------------------------------------------------
                                           See independent auditors' report and
                                      accompanying notes to financial statements

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                           CONSOLIDATED STATEMENTS OF OPERATIONS
================================================================================

                                             For The Years Ended December 31,
                                        ----------------------------------------
                                             2001                        2000
                                        ------------               ------------

Revenues:
     Product, net of allowance
          for returns                   $      -                    $   132,987
     Service                               3,500,000                        -
                                        ------------               ------------
                                           3,500,000                    132,987

         Cost of sales                       198,629                     84,785
                                        ------------               ------------

         Gross profit                      3,301,371                     48,202
                                        ------------               ------------

Operating expenses:
     Salaries and wages                    1,687,017                    316,624
     Professional services                 1,010,513                  1,201,452
     Selling, general and
        administrative expenses            1,121,333                  1,254,063
                                        ------------               ------------

         Total operating expenses          3,818,863                  2,772,139
                                        ------------               ------------

         Operating loss                     (517,492)                (2,723,937)
                                        ------------               ------------
Other income (expense):
     Settlement income                     1,750,000                       -
     Interest income (expense)                (7,216)                   (16,068)
                                        ------------               ------------

         Total other income (expense)      1,742,784                    (16,068)
                                        ------------               ------------
Income (loss) before provision
     for income taxes                      1,225,292                 (2,740,005)

Provision (benefit) for income taxes         493,000                   (493,000)
                                        ------------               ------------

Net income (loss)                       $    732,292                $(2,247,005)
                                        ============               ============
Net income available to common
     stockholders per common share:
       Basic                            $       0.03                $     (0.09)
                                        ============               ============
       Diluted                          $       0.02                $     (0.09)
                                        ============               ============

Weighted average number of common
     shares outstanding:
       Basic                              25,006,296                 24,097,186
                                        ============               ============
       Diluted                            29,313,943                 24,097,186
                                        ============               ============
--------------------------------------------------------------------------------
                                            See independent auditors' report and
                                      accompanying notes to financial statements

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                  For The Years Ended December 31, 2001 and 2000

====================================================================================================================================


                                      Preferred Series A       Common Stock      Additional                              Total
                                      ------------------     -----------------   Paid-In   Subscriptions  Accumulated  Stockholders'
                                     Shares        Amount    Shares     Amount    Capital    Receivable    Deficit      Equity
                                    ----------  ---------   ---------  ---------  ----------  ----------  ----------  ----------

Balance at January 1, 2000              -       $     -    22,800,000  $ 22,800  $  97,200    $    -    $   (19,958)  $ 100,042

Sale of 3,013,000 shares of Series
A preferred stock for cash,
including 85,000 shares of common
stock issued to finders             3,013,000     3,013        85,000        85  3,009,902         -          -       3,013,000

Issuance  of  300,000  shares of
Series A  preferred  stock for
rights to "Patsy Cline Duets"
album valued at $300,000              300,000       300           -           -    299,700         -          -         300,000

Issuance of 1,500,000 shares of
common stock to secure distribution
contract, valued at $37,500               -          -      1,500,000     1,500     36,000         -          -          37,500

Issuance of 200,000 shares of
common stock for cash                     -          -        200,000       200     49,800         -          -          50,000

Exercise of 40,000 options for
cash                                      -          -         40,000        40        -           -          -              40

Estimated fair market value of
Warrants issued to consultants            -          -            -          -     135,850         -          -         135,850

Net loss                                  -          -            -          -         -           -     (2,247,005) (2,247,005)
                                    ----------  ---------   ---------  ---------  ----------  ----------  ----------  ----------
Balance at December 31, 2000        3,313,000     3,313    24,625,000    24,625  3,628,452         -     (2,266,963)  1,389,427
------------------------------------------------------------------------------------------------------------------------------------
Continued...

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                  For The Years Ended December 31, 2001 and 2000

====================================================================================================================================


                                       Preferred Series A       Common Stock      Additional                              Total
                                      ------------------     -----------------   Paid-In   Subscriptions  Accumulated  Stockholders'
                                     Shares        Amount    Shares     Amount    Capital    Receivable    Deficit      Equity
                                    ----------  ---------   ---------  ---------  ----------  ----------   ----------    ----------


Issuance of Series A preferred
stock for cash, net of issuance
costs of $69,350                      511,667       512          -          -        525,138        -           -          525,650

Redemption of Series A preferred
stock for cash                       (400,000)     (400)         -          -       (399,600)       -           -         (400,000)

Estimated fair market value of
options issued to consultants             -          -           -          -         12,319        -           -           12,319

Imputed interest expense for
warrants issued to note holders           -          -           -          -         10,651        -           -           10,651

Exercise of options for
subscriptions receivable                  -          -        504,250       504       19,709      (20,213)      -              -

Compensation expense for
accelerated vesting of employee
options                                   -          -           -          -         71,000         -          -           71,000

Net income                                -          -           -          -          -             -         732,292      732,292
                                    ----------  ---------  ----------  ---------  ----------   ----------   ----------    ----------
Balance at December 31, 2001        3,424,667  $  3,425    25,129,250  $ 25,129  $ 3,867,669    $ (20,213) $(1,534,671)  $2,341,339
                                    ==========  =========  ==========  =========  ==========   ==========   ==========    ==========

--------------------------------------------------------------------------------
                                            See independent auditors' report and
                                      accompanying notes to financial statements

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
================================================================================

                                                For The Years Ended December 31,
                                                --------------------------------
                                                          2001          2000
                                                       ------------ ------------

Cash flows from operating activities:
  Net income (loss)                                     $   732,292 $(2,247,005)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
      Depreciation and amortization                         157,607      74,750
      Estimated fair market value of options and
        warrants issued for services                         83,319     135,850
      Estimated fair market value of common stock
         issued for services and contract acquisition             -      37,500
      Imputed interest on warrants issued to note
        holders                                              10,651         -
      Deferred tax provision (benefit)                      493,000    (493,000)
      Changes in operating assets and liabilities:
           Accounts receivable                             (543,448)    (86,592)
           Deposits                                               -     (28,665)
           Accounts payable                                 147,678     112,255
                                                       ------------ ------------

Net cash provided by (used in) operating activities       1,081,099  (2,494,907)
                                                       ------------ ------------
Cash flows used in investing activities:
  Purchases of fixed assets                                (102,647)   (134,326)
                                                       ------------ ------------
Cash flows from financing activities:
  Principal payments on related party notes payable      (1,200,000)        -
  Principal borrowings from related party notes payable     550,000      50,000
  Proceeds from the sale of common stock                          -      50,040
  Proceeds from the sale of preferred stock                 525,650   3,013,000
  Redemption of preferred stock                            (400,000)        -
                                                       ------------ ------------
  Net cash (used in) provided by financing activities      (524,350)  3,113,040
                                                       ------------ ------------
Net increase in cash and cash equivalents                   454,102     483,807

Cash and cash equivalents at beginning of year              583,849     100,042
                                                       ------------ ------------
Cash and cash equivalents at end of year                $ 1,037,951   $ 583,849
                                                       ============ ============
--------------------------------------------------------------------------------
Continued...

                                                   2KSOUNDS, INC. AND SUBSIDIARY

================================================================================

                                                For The Years Ended December 31,
                                                --------------------------------
                                                          2001          2000
                                                      ------------  ------------

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
         Interest                                     $   50,400     $    6,400
                                                       =========      =========
         Income taxes                                 $      800     $      800
                                                       =========      =========

See accompanying notes to financial statements for additional information relating to non-cash investing and financing activities.

--------------------------------------------------------------------------------
                                            See independent auditors' report and
                                      accompanying notes to financial statements

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000

================================================================================


NOTE 1 - DESCRIPTION OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Description of Company
----------------------

2KSounds, Inc. (the "Company" or "2KSounds"), which was incorporated on December 2, 1999 under the laws of the State of California, locates new musical talent, produces their recordings, and promotes and distributes their music through a variety of methods, including direct promotion of new artists, joint ventures with major record labels, sub-labeling, distribution agreements, and partnerships on albums by established artists.

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of the Company and 2KSounds Publishing, Inc., a California corporation ("2Kpublishing"). 2Kpublishing is a wholly owned subsidiary of the Company. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates include realizability of non-current assets and deferred taxes. Actual results could differ from those estimates.

Risks and Uncertainties
-----------------------

The Company is subject to risks and uncertainties common to growing companies engaged in the promotion and distribution of music, including but not limited to the level of commercial acceptance by the public of the music offerings of the Company's artists, the long-term "staying power" of the Company's artists and their songs, the viability of the Company's distribution relationships, the Company's ability to retain existing artists and recruit new artists, the timing and success of the Company's promotions of its artists, the Company's ability to enter into joint venture distribution and promotion agreements, which reduce its risk in investing in new unproven artists, and fluctuations in the demand for recorded music sales and products associated with music and other entertainment events.
--------------------------------------------------------------------------------

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000

================================================================================
NOTE 1 - DESCRIPTION OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES, continued

Cash Equivalents
----------------

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable
-------------------

The majority of accounts receivable consists of amounts due from the termination of a contract and the related settlement (see Note 5). The entire amount of this receivable was collected subsequent to year end.

Inventories
-----------

Inventories are stated at the lower of cost or market. Cost is determined on a weighted average basis, which approximates the first-in, first-out basis. Market is determined by estimates of the projected sales value of the inventory to customers.

Such net realizable value is based on management's forecast for sales of the Company's products. The industry in which the Company operates is characterized by constant change in consumer preferences, and as such, inventory has been written down to zero for financial statement purposes as of December 31, 2001 with the corresponding expense recorded as a component of cost of goods sold.

Property and Equipment
----------------------

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Repairs and maintenance are charged to expense as incurred while improvements are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, with any resulting gain or loss included in the consolidated statements of operations.

Advance Royalties
-----------------

The Company records prepaid royalties for monies paid to and expenses paid on behalf of its recording artists as an offset to royalties to be earned on future album sales. These advances are recorded as an asset, with a reserve for amounts that are considered uncollectible. As of December 31, 2001, there were no such advances outstanding.
--------------------------------------------------------------------------------

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000

================================================================================

NOTE 1 - DESCRIPTION OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES, continued

Capitalized Master Recordings
-----------------------------

During the fiscal year ended December 31, 2000, the Company acquired recordings and the rights to manufacture, distribute and commercially exploit an album featuring Patsy Cline for 300,000 shares of Series A preferred stock valued at $300,000, based on the estimated value of the stock on the date of grant (see
Note 3). Pursuant to Statement of Financial Accounting Standards No. 50, "Financial Reporting in the Record and Music Industry," costs borne by the Company for the production of recording masters should be capitalized and amortized over the period revenue is realized. As the Company has not yet begun distribution of this album, no amount of amortization has been recognized.

Revenue Recognition
-------------------

The Company recognizes revenue on album sales when shipped to record stores, retail stores, and sub distributors. The Company records a reserve for returns at the time of sales based on the estimated amount of returns. Current period revenues are decreased or increased when projected returns from sales in prior periods are estimated to be in excess of, or less than, reserves previously recognized.

The Company recognizes service revenue during the month in which services are provided.

Advertising
-----------

The Company expenses the cost of advertising when incurred as selling expense. Advertising expenses were approximately $337,000 and $180,000 for the years ended December 31, 2001 and 2000, respectively.

Earnings Per Share
------------------

The Company has adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share." Under SFAS 128, basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company incurred a net loss in fiscal 2000, basic and diluted loss per share are the same as additional potential common shares would be anti-dilutive.

--------------------------------------------------------------------------------

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000

================================================================================
NOTE 1 - DESCRIPTION OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES, continued

Stock-Based Compensation
------------------------

The Company accounts for non-employee stock-based compensation under Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for
Stock-Based Compensation." SFAS 123 defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB 25 (see Note 3).

Comprehensive Income
--------------------

The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS 130 does not have an effect on the Company's results of operations or financial position as the Company has no items of comprehensive income.

Segments of Business
--------------------

The Company has adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company currently operates in one segment as disclosed in the accompanying consolidated statements of operations. The Company has no foreign sales.

--------------------------------------------------------------------------------

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000

================================================================================

NOTE 1 - DESCRIPTION OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES, continued

Concentration of Risk
---------------------

All of the Company's albums sold during fiscal year 2001 and 2000 were distributed by another company pursuant to a distribution contract. The loss of this contract in the future could significantly affect the Company's operating results.

From time to time, the Company maintains cash balances at certain financial institutions in excess of the FDIC limit of $100,000. As of December 31, 2001 the Company had approximately $920,000 in excess of this limit.

Recent Pronouncements
---------------------

In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which is effective for fiscal years beginning after December 15, 2001. SFAS 142 addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. SFAS 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. In addition, SFAS 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition. Impairment losses for goodwill and indefinite-life intangible assets that arise due to the initial application of SFAS 142 are to be reported as resulting from a change in accounting principle. However, goodwill and intangible assets acquired after June 30, 2001 will be subject immediately to the provisions of SFAS 142. The Company does not expect SFAS 142 to have a material impact on its financial statements.

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations." SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of intangible long-lived assets and the associated asset retirement costs and is effective for fiscal years beginning after June 15, 2002. The Company does not expect SFAS 143 to have a material impact on its financial statements.

--------------------------------------------------------------------------------

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000

================================================================================

NOTE 1 - DESCRIPTION OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES, continued

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 address financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within these fiscal years, with early adoption encouraged. The Company does not expect SFAS 144 to have a material impact on its financial statements.

NOTE 2 - PROPERTY AND EQUIPME

Property and equipment consists of the following at December 31, 2001:

         Office and studio equipment             $     777,149
         Furniture and fixtures                         33,570
         Automobiles                                    24,215
         Leasehold improvements                          1,906
                                                      --------
                                                       836,840
Less accumulated depreciation and amortization        (232,224)
                                                      --------
                                                 $     604,616
                                                      ========

NOTE 3 - STOCKHOLDERS' EQUITY

Preferred Stock
---------------

The Company is authorized to issue up to 10,000,000 shares of Series A Preferred Stock, par value $0.001 per share (the "Series A preferred stock"). Each share of Series A preferred stock has a liquidation preference of $1.00 plus any declared and unpaid dividends, and is convertible at any time into such number of fully paid and non-assessable shares of common stock at a conversion price determined by dividing $1.00 by the applicable conversion rate then in effect. Dividends are accrued when and if declared by the board of directors.

During the year ended December 31, 2000 the Company sold 3,013,000 shares of Series A preferred stock primarily to third parties at $1.00 per share for total cash consideration of $3,013,000.

--------------------------------------------------------------------------------

                                                  2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000

================================================================================

NOTE 3 - STOCKHOLDERS' EQUITY, continued

During the year ended December 31, 2000, the Company issued 300,000 shares of Series A preferred stock to an officer and stockholder of the Company in exchange for the recordings and the rights to manufacture, distribute and commercially exploit an album featuring Patsy Cline. Management of the Company valued the master recordings and related rights at $300,000 (based on the estimated value of the Series A preferred stock) and has capitalized these as Capitalized Master Recordings in the accompanying balance sheet.

During the year ended December 31, 2001, the Company sold 511,000 shares of Series A preferred stock to third parties at prices ranging from $1.00 to $1.50 per share for net cash consideration of $525,650 (net of issuance costs of $69,350). Approximately $30,200 of the issuance costs incurred were paid to a related party for commissions (see Note 7).

During the year ended December 31, 2001, the Company repurchased from existing stockholders 400,000 shares of the Series A preferred stock at $1.00 per share (the amount originally paid by the stockholders) for total purchase price of $400,000.

Stock Split
-----------

On July 5, 2000, the Company's board of directors approved a two-for-one common stock split. All references throughout these financial statements to number of shares, per share amounts, stock options and market prices of the Company's common stock have been adjusted to reflect this stock split.

Common Stock
------------

In March 2000, the Company issued 1,500,000 shares of common stock to its distributor as partial consideration to secure a manufacturing and distribution agreement. Management of the Company valued these shares at $0.025 per share, or $37,500, based on the restricted nature of the shares and management's estimate of the value of the Company at that time. The entire amount was expensed at that time.

During the year ended December 31, 2000, the Company issued 85,000 shares of common stock to finders assisting with the sale of Series A preferred stock. As these shares were issued in connection with fundraising, no expense was recognized for the granting of these shares.

In December 2000, the Company sold 200,000 shares of common stock at $0.25 per share for cash consideration of $50,000 to third parties.

During the year ended December 31, 2000 the Company issued 40,000 shares of common stock in connection with the exercise of stock options for $40.
--------------------------------------------------------------------------------

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000

================================================================================
NOTE 3 - STOCKHOLDERS' EQUITY, continued

During the year ended December 31, 2001 the Company issued 504,250 shares of common stock related to the exercise of options for subscriptions receivable in the amount of $20,213. The subscriptions receivable bear interest at a per annum rate of 6% and remain outstanding as of December 31, 2001. The Company has classified the stock subscription receivable as a reduction in stockholders' equity in the accompanying consolidated statement of stockholders' equity at December 31, 2001.

Stock Options
-------------

In January 2000, the Company's board of directors and majority stockholders approved and adopted the 2000 Stock Option Plan (the "2000 Plan"). Under the Plan, incentive stock options and nonqualified options may be granted to employees, directors, and consultants of the Company for the purchase of up to 12,000,000 shares of the Company's common stock. The exercise price per share under the 2000 Plan shall not be less than 100% of the fair market value of the shares on the date of grant, or 110% for persons owning 10% or more of the voting power of the Company, as defined. The exercise price per share under non-qualified stock options shall not be less than 85% of the fair market value per share on the date of grant. Expiration dates for the grants may not exceed 10 years from the date of grant. The 2000 Plan terminates automatically on March 8, 2010.

During the years ended December 31, 2001 and 2000, the Company issued 137,000 and 1,135,000 options, respectively, to employees under the 2000 Plan with an exercise price equal to the fair market value on the date of grant. Such options vest over four years and expire in ten years. Since the exercise price of these options was equal to the fair market value on the date of grant, no compensation expense was recognized for the granting of these options.

During the year ended December 31, 2000 the Company issued options to purchase 770,000 shares of the Company's common stock under the 2000 Plan at prices ranging from $0.001 to $0.25 per share to outside consultants and finders options. Such options will vest over terms ranging from immediately to four years and expire in ten years. The Company recognized consulting expense of $12,319 during the year ended December 31, 2001 for the vesting of these options.

During the year ended December 31, 2001 the Company accelerated the vesting on certain employee options. As a result, the Company recorded compensation expense for the difference between the exercise price of the options and the fair market value of the stock on the date on which the accelerated vesting occurred in the amount of $71,000.
--------------------------------------------------------------------------------

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000

================================================================================

NOTE 3 - STOCKHOLDERS' EQUITY, continued

The following is a status of the stock options outstanding at December 31, 2001 and 2000 and the changes during the years then ended:


                                          2001                    2000
                                 ----------------------  ----------------------
                                              Weighted                 Weighted
                                              Average                   Average
                                              Exercise                 Exercise
                                 Shares       Price       Shares        Price
                                 ----------  ----------  ----------  ----------

Outstanding, beginning of year    1,865,000   $ 0.11         -         $   -
  Granted                           137,000     0.25      1,905,000       0.11
  Expired/forfeited                (102,750)   (0.25)        -             -
  Exercised                        (504,250)   (0.04)       (40,000)       -
                                 ----------  ----------  ----------  ----------

Outstanding, end of year          1,395,000   $ 0.14      1,865,000    $  0.11
                                 ==========  ==========  ==========  ==========

Exercisable, end of year            434,257   $ 0.13         -         $   -
                                 ==========  ==========  ==========  ==========
Weighted average minimum value
  of options granted                          $ 0.07                   $  0.04
                                             ==========              ==========

The following table summarizes information about stock options outstanding at December 31, 2001:

                   Options Outstanding                      Options Exercisable
                  ----------------------                 -----------------------
                                Weighted
                   Number of     Average      Weighted                Weighted
                   Optioned      Remaining    Average    Number of     Average
Range of           Shares       Contractual   Exercise   Options      Exercise
Exercise Prices    Outstanding  Life (Years)   Price     Exercisable   Price
----------------   -----------  ------------  --------   ------------  ---------

  $0.03               670,000       8.4         $0.03       223,361      $0.03
  $0.25               725,000       8.7         $0.25       210,896      $0.25

The minimum value of each option granted during 2001 and 2000 is estimated using the Black-Scholes option-pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) weighted-average risk-free interest rate of approximately 5.0% and 6.1%, respectively, and (iii) expected life of five years.

--------------------------------------------------------------------------------

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000
================================================================================
NOTE 3 - STOCKHOLDERS' EQUITY, continued

Had compensation cost for the Company's 2001 and 2000 options been determined consistent with SFAS 123, the Company's net income (loss) and net income (loss) per share for the years ended December 31, 2001 and 2000 would approximate the pro forma amounts below:


                                   2001                          2000
                         -------------------------    --------------------------
                         As Reported     Pro Forma     As Reported     Pro Forma
                        ------------    -----------    -----------    ----------

Net income (loss)        $  732,292     $ 719,487     $(2,247,005)  $(2,247,005)
                         ==========     ==========    ============  ============
Basic income (loss)
  per share              $     0.03     $    0.03     $     (0.09)  $     (0.09)
                         ==========     ==========    ============  ============
Diluted income (loss)
  per share              $     0.02     $    0.02     $     (0.09)  $     (0.09)
                         ==========    ==========     ============  ============

Warrants
--------

Pursuant to the terms of certain Series A Preferred Stock sales agreements, the Company issued one warrant to purchase the Company's common stock for every ten preferred shares purchased. These warrants are exercisable at $0.10 and expire in ten years. During the years ended December 31, 2001 and 2000 the Company issued 34,500 and 331,300 warrants under these circumstances. As these warrants were issued in connection with fundraising activities, no expense was recognized as a result of the issuance of these warrants.

During the year ended December 31, 2001, the Company issued 55,000 warrants to purchase common stock at $0.10 per share to related parties for consideration for loaning the Company $550,000 (see Note 7). The Company recognized interest expense based on the minimum value of these warrants (under SFAS 123) in the amount of $10,651 during the year ended December 31, 2001.

During the year ended December 31, 2001, the Company issued 70,000 warrants to purchase common stock to stock at $0.10 per share to finders in connection with fundraising activities. As these warrants were issued in connection with fundraising activities, no expense was recognized for the granting of these warrants.

--------------------------------------------------------------------------------

                                                  2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000
================================================================================
NOTE 3 - STOCKHOLDERS' EQUITY, continued

The following represents a summary of the common stock warrants outstanding for the years ended December 31, 2001 and 2000:

                                            2001                   2000
                                    ------------------      ----------------
                                                                        Weighted
                                                Average                  Average
                                                Exercise                Exercise
                                   Shares       Price        Shares      Price
                                ----------    ----------  ----------   --------

Outstanding, beginning of year    331,300    $   0.10           -       $   -
     Granted                      159,500        0.10       331,300       0.10
     Expired/forfeited            (40,000)      (0.10)          -           -
     Exercised                       -           -              -           -
                                ----------    ----------  ----------   --------

Outstanding and exercisable,
  end of year                     450,800    $   0.10       331,300     $  0.10
                                ==========    ==========  ==========   ========
Weighted average minimum value
  of warrants granted                        $   0.13                   $  0.16
                                              ==========               ========

The outstanding warrants at December 31, 2001 are held by consultants and other service providers, stockholders and former noteholders. The weighted average remaining contractual life of the common stock purchase warrants is 8.3 years at December 31, 2001.

During the year ended December 31, 2000, the Company issued 300,000 warrants to purchase Series A Preferred Stock at $1.00 per share to consultants for business plan advisory services. These warrants were valued at $135,850 (under SFAS 123), and expensed immediately as consulting expense. These warrants vested immediately and are exercisable for 10 years from the date of grant. These warrants have a remaining contractual life of 8.9 years.


--------------------------------------------------------------------------------

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000
================================================================================


NOTE 4 - INCOME TAXES

The income tax provision for the year ended December 31, 2001 consisted of the following:

                                        2001                      2000
                                ---------------------      --------------------
          Current provision:
                Federal            $              -        $               -
                State                             -                        -
                                   ------------------      --------------------
                                                  -                        -
                                   ------------------      --------------------

          Deferred provision:
                Federal                     423,000                 (423,000)
                State                        70,000                  (70,000)
                                   ------------------      --------------------
                                            493,000                 (493,000)
                                   ------------------      --------------------
                                   $        493,000        $        (493,000)
                                   ==================      ====================

The income tax provision differs from the amount computed by applying the U.S. federal income tax rate of 34% to the loss before income taxes as follows for the years ended December 31, 2001 and 2000:

                                                         2001           2000
                                                      ------------  ------------

Computed tax provision at federal statutory rates      $  417,000    $ (932,000)
State taxes, net of federal effect                         71,000      (160,000)
Change in valuation allowance                                 -         595,000
Other                                                       5,000         4,000
                                                      ------------  ------------
          Total tax provision                          $  493,000    $ (493,000)
                                                      ============  ============
Deferred income taxes reflect the net effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, 2001 are as follows:

   Deferred tax assets:
         Federal and state net operating loss carryovers      $     493,000
         Non-cash compensation                                      107,000
         Accrual to cash                                             97,000
         Other                                                       11,000
         Valuation allowance                                       (637,000)
                                                                   ---------
                Total deferred tax assets, net                       71,000
                                                                   ---------
   Deferred tax liabilities:
         Book basis of fixed assets in excess of tax basis          (71,000)
                                                                   ---------
                Total deferred tax liabilities                      (71,000)
                                                                   ---------
                       Total                                  $         -
                                                                   =========
--------------------------------------------------------------------------------

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000
================================================================================

NOTE 4 - INCOME TAXES, continued

The Company's net deferred tax asset reflects a valuation allowance as of December 31, 2001 of $637,000. With this valuation allowance, the Company believes that its net deferred tax asset at December 31, 2001 is presented at a value that is more likely than not to be realized, based on the probability of future taxable income, the timing of the incurrence of deferred tax liabilities, and the availability of tax planning strategies.

The Company has available net operating loss carryforwards ("NOLs") totaling approximately $1,200,000 for both federal and California state tax purposes. These NOLs expire at various dates through fiscal 2020.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Leases
------

The Company is a lessee of certain property and equipment under operating lease agreements, which expire on various dates through March 2005 and provide for monthly lease payments ranging from $989 to $7,863. The Company's lease for its facilities expires March 31, 2005.

The future minimum annual lease payments under these agreements and related party leases (see Note 7) as of December 31, 2001 are as follows:

             2002                                            $         297,000
             2003                                                      262,000
             2004                                                      216,000
             2005                                                       54,000
                                                                      --------
             Total minimum lease payments                    $         829,000
                                                                      ========
Rent expense under operating leases for the years ended December 31, 2001 and 2000 was $258,079 and $128,162, respectively.

--------------------------------------------------------------------------------

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000
================================================================================

NOTE 5 - COMMITMENTS AND CONTINGENCIES, continued

Distribution and Manufacturing Contract

During the year ended December 31, 2000 the Company entered into a Manufacturing and Distribution Agreement (the "Agreement") with a major record manufacturer and distributing company ("Distributor"). Pursuant to the terms of the agreement, the Company must have all of their albums manufactured and distributed by the Distributor. All of the manufactured product is maintained at the Distributor's premises, and secures the amount owed by the Company for the manufacturing costs of such inventory. The distribution agreement is also collateralized by a $200,000 personal guarantee from one of the Company's officers. The Distributor distributes the Company's product to record stores and other retailers, and reports sales and remits payments for product sold to the Company on a monthly basis ("monthly remittance"), less a reserve against returns. The Company pays a set distribution fee and others charges to the Distributor, which is deducted from the monthly remittance. The cost of the product sold is also deducted from the monthly remittance. This Agreement has an initial term of three years. The Company paid distribution expenses related to this contract of approximately $70,000 and $50,000 during the years ended December 2001 and 2000, respectively, and has been classified as offset to product sales in the accompanying statement of operations.

Settlement of Contracts
-----------------------

In April 2001, the Company entered into a contract with a major record company ("Record Company"), whereby the Company and the Record Company would jointly produce and distribute an album featuring an artist with an exclusive recording contract with the Company ("JV Agreement"). The JV Agreement was to remain in effect until such time as the Company's exclusive contract with the artist expired. The JV Agreement stated that the Company and the Record Company would share the profits from such album equally. Pursuant to the JV Agreement the Company was to receive $2,500,000 for finding and promoting the artist prior to the JV Agreement, and receive $500,000 of expense reimbursement for other marketing costs incurred by the Company on behalf of the artist. During the year ended December 31, 2001, the Company recognized $2,500,000 in service revenues, and $500,000 of expenses reimbursed, which was recorded as an offset to selling general and administrative expenses pursuant to this contract. In October 2001 this agreement was cancelled and settled.

Simultaneously with the JV Agreement the Company entered into another agreement with the Record Company whereby the Company would actively search for talent exclusively for the Record Company ("Talent Search Agreement"). Pursuant to the Talent Search Agreement, the Company was to receive $1,000,000 during the first year, $500,000 in the second year, and $750,000 in the third year for their services. In connection with the Talent Search Agreement, the Company received the first year payment of $1,000,000, which was recorded to service revenue. In October 2001 the Talent Search Agreement was cancelled.
--------------------------------------------------------------------------------

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000
================================================================================

NOTE 5 - COMMITMENTS AND CONTINGENCIES, continued

The Company accepted a settlement payment of $1,750,000 from the Record Company for both agreements of which $625,000 remained outstanding as of December 31, 2001. The entire amount of this revenue has been recorded as settlement income in the accompanying statement of operations.

Legal
-----

The Company may be involved from time to time in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental in the normal operations of the business. The Company is not currently involved in any such litigation which management believes could have a material adverse effect on its financial position or results of operations.

NOTE 6 - BASIC AND DILUTED EARNINGS PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per common share computations:

                                             2001                  2000
                                        -----------             -------------

Numerator for basic and diluted
   earnings per common share:
     Net income                        $    732,292           $  (2,247,005)
                                        ===========             =============

Denominator for basic and diluted
   earnings per common share:
     Weighted average shares (basic)     25,006,296               24,097,186
     Common stock equivalents from
        options and warrants                882,980                        -
      Convertible preferred stock         3,424,667                        -
                                        -----------             -------------

     Weighted average shares (dilutive)  29,313,943               24,097,186
                                        ===========             =============
Net income available to common
  stockholders per common share: Basic  $      0.03             $      (0.09)
                                        ===========             =============
     Diluted                            $      0.02             $      (0.09)
                                        ===========             =============
3,313,000 shares of the Company's preferred stock and 3,750 common stock equivalents from options and warrants have not been included in the 2000 computation of diluted per share loss because to do so would have been antidilutive.

--------------------------------------------------------------------------------

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000
================================================================================

NOTE 7 - RELATED PARTY TRANSACTIONS

Purchase of Studio Equipment
----------------------------

During the year ended December 31, 2000, the Company purchased recording and studio equipment from two officers of the Company for $600,000. The sellers accepted notes payable for the entire amount and were repaid during the year ended December 31, 2001. No interest was recognized on these notes due to the fact that the amount was paid within one year.

Notes Payable
-------------

During the year ended December 31, 2000, two officers of the Company loaned the Company $50,000. These notes were unsecured, and the terms of the notes specified that when the amount was to be repaid, the Company would pay the stockholders a total of $100,000 of which $50,000 was to be considered interest. The Company recognized interest expense of $20,000 and $30,000 during the years ended December 31, 2001 and 2000 respectively. The Company repaid the notes and the interest during the year ended December 31, 2001.

During the year ended December 31, 2000, the Company granted 55,000 warrants to certain officers of the Company for additional loans of money to the Company. These warrants vested immediately and expire in ten years. As a result the Company recognized interest based on the estimated minimum value of these warrants of $10,651 during the year ended December 31, 2001 (see Note 3).

During the year ended December 31, 2001 two officers of the Company loaned the Company a total of $550,000. These notes were unsecured and bore interest at 6% per annum. The Company repaid these notes during the year ended December 31, 2001, and the officers agreed to waive interest due to the prompt repayment.

Leased Equipment
----------------

During the year ended December 31, 2001 the Company leased certain telephone and related equipment from an officer and stockholder of the Company. Under the terms of the lease, the Company pays $438 per month through November 2004. During the year ended December 31, 2001 the Company recognized $1,656 of lease expense in the accompanying statement of operations.

--------------------------------------------------------------------------------

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000
================================================================================
NOTE 7 - RELATED PARTY TRANSACTIONS, continued

Commissions
-----------

During the year ended December 31, 2001, the Company paid $30,200 to an independent contractor who was made an officer of the Company subsequent to year end. Additionally, in January 2002, the Company entered into a formal commission agreement with this person whereby he will earn commissions ranging from 15% to 20% of monies received, and be reimbursed for certain direct expenses of the offering, as defined. The Company paid significant commissions to this related party subsequent to year end (See Note 8).

NOTE 8 - SUBSEQUENT EVENTS

Equity Transactions
-------------------

The Company sold 500,000 of its Series A preferred stock to third party investors for net consideration of $468,750 (net of issuance costs of $131,250). Approximately $111,250 of the issuance costs incurred were paid to a related party for commissions and related expenses.

The Company issued 81,073 shares of its common stock valued at $20,268 (based on the estimated fair market value on the date of grant) to an outside party for advertising and promotion services.

The Company sold 4,000,000 shares of its common stock to a third party investor for net proceeds of $1,965,000 (net of issuance costs of $1,035,000). Approximately $625,000 of the issuance costs incurred were paid to a related party for commissions and related expenses.

The Company issued 4,167 shares of its common stock in connection with the exercise of a stock option for a subscription receivable of $208.

The Company issued 390,000 options to employees with an exercise price equal to the fair market value on the date of grant. Such options vest over four years and expire in ten years. Since the exercise price of these options was equal to the fair market value on the date of grant, no compensation expense was recognized for the granting of these options.

The Company issued 800,000 options as a commission related to the sale of its common stock to a related party. These options have an exercise price equal to the fair market value on the date. Of the 800,000 options granted, 400,000 vested immediately, with the remaining vesting at a rate of 16,667 per month. All such options will expire in ten years. Since these options were issued in connection with equity fundraising, no compensation expense was recognized for the granting of these options.


--------------------------------------------------------------------------------

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000
================================================================================

NOTE 8 - SUBSEQUENT EVENTS, continued

Stockholders' Agreement
-----------------------

The majority stockholders (collectively, the "Stockholders") entered into a stockholders' agreement with 2KSounds on March 13, 2002 which was adopted by the Company upon consummation of the merger (the "Stockholders' Agreement"). The Stockholders' Agreement provides, among other things, that, for so long as each Stockholder shall own beneficially at least two percent of the fully diluted capital stock of the Company, each Stockholder shall take all actions as may be necessary or appropriate within their power, including voting all shares of common stock owned, to cause the Board of Directors of the Company to consist
(i) solely and entirely of the Stockholders or their respective  designees,  and
(ii) of such other person as an independent director who shall be acceptable to a majority of the Stockholders.

The Stockholders' Agreement also restricts the transfer of the common stock owned by the Stockholders and provides for "Tag-Along" and "Drag-Along" rights. Pursuant to such "Tag Along" right, any Stockholder proposing to transfer his shares of common stock shall refrain from making such transfer unless, prior to the consummation thereof, the other Stockholders have been afforded the opportunity to join in such sale on a pro rata basis, pursuant to the provisions of the Stockholders Agreement. Pursuant to the "Drag-Along" right, if one or more Stockholders proposes to transfer to a non-affiliated third person all of their shares of common stock at any time when: (i) such selling Stockholder(s) own at least 35% of the fully diluted common stock; and (ii) the total number of shares proposed to be sold constitutes at least 50% of the fully diluted common stock, then such selling Stockholder(s) shall have the right to require the other Stockholders to sell all their shares of common stock to such non-affiliated third person on the same terms and for the same consideration per share as is being paid to the selling Stockholder(s).

The Stockholders' Agreement terminates upon the earlier to occur of December 31, 2004 or the occurrence of a fundamental event, which is described as (i) the sale or issuance by the Company of shares of common stock in any one or more transactions to any person such that the common stock owned by such person subsequent to such sale of issuance equals more than 50% of the issued and outstanding common stock; (ii) the sale of all or substantially all the assets of the Company to any unaffiliated third person; and (iii) the merger, consolidation or combination of the Company with or into any unaffiliated third person, in each instance, where the composition of a majority of the members of the board of directors of the surviving corporation or other entity shall no longer be the Stockholders or otherwise under the direct influence and control of the Stockholders.


--------------------------------------------------------------------------------

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000
================================================================================
NOTE 8 - SUBSEQUENT EVENTS, continued

Agreement with JAM'N-D Records
------------------------------

On April 11, 2002, the Company entered into a Memorandum of Understanding with JAM'N-D Records ("JAM'N-D") and J. Michael Nixon, a director and 13.7% stockholder of the Company, pursuant to which, among other things, the Company has agreed to distribute recorded music produced by JAM'N-D, and JAM'N-D has agreed to provide certain financing for marketing and promotional efforts by the Company in connection with records produced by JAM'N-D. Mr. Nixon owns a majority of the outstanding capital stock of JAM'N-D.

During the two-year period ending April 11, 2004, JAM'N-D has the right to sign up to five recording artists, subject to the approval of the Company. For each recording artist signed by JAM'N-D and approved by the Company (the "JAM'N-D Artists"), JAM'N-D shall reimburse the Company up to $1.0 million for expenses the Company expects to incur in connection with the recording, manufacturing, marketing and promotion of each JAM'N-D Artist, as well as exploiting records derived from the master recordings of each such artist (an "Allowance"). JAM'N-D may recoup all or any portion of the Allowance allocated for each JAM'N-D Artist from the exploitation of recorded music. The Company is responsible for any expenses which exceed $1.0 million, provided that such excess is recoupable from the exploitation of recorded music on an equal dollar for dollar basis as those expenses recoupable by JAM'N-D.

Subject to the right of recoupment, the net proceeds derived from the exploitation of music recorded by JAM'N-D Artists will be divided between JAM'N-D and the Company, with JAM'N-D receiving 75% and the Company receiving 25% of such net proceeds. If the combined sales of records from all JAM'N-D Artists exceeds 500,000 units, then the division of the net proceeds shall be adjusted, as defined, with JAM'N-D receiving 60% and the Company receiving 40% of such net proceeds. If the combined sales of records from all the JAM'N-D Artists exceeds 1.0 million units, then the division of the net proceeds shall be further adjusted, as defined, with JAM'N-D and the Company each receiving 50% of such net proceeds.

The Company will receive a distribution fee from the gross proceeds realized from the exploitation of recorded music under this agreement in the amount of 21% of such gross proceeds realized.

The Company may purchase all of the outstanding shares of capital stock of JAM'N-D if the combined record sales of all JAM'N-D Artists exceeds 2.0 million units. If the Company exercises such option, the purchase price would be equal to two times aggregate amount of Allowances actually spent by the Company. Such purchase price may be paid in whole or in part in the form of shares of the Company's common stock.

--------------------------------------------------------------------------------

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000
================================================================================

NOTE 8 - SUBSEQUENT EVENTS, continued

Merger
------

On March 13, 2002, 2KSounds, Wireless Synergies, Inc. and its wholly owned subsidiary 2KSounds Merger Co., Inc. ("Merger Sub"), entered into an Amended and Restated Agreement and Plan of Merger (the "Agreement"), as amended by that certain letter agreement dated March 21, 2002 (the "Letter," the Agreement and the Letter collectively, the "Merger Agreement"), whereby on March 29, 2002, 14,197,279 shares of the common stock of the Wireless Synergies were exchanged for 100% of the common stock (totaling 29,214,490 shares) and 100% of the preferred stock (totaling 3,924,667 shares) of 2KSounds. Prior to this transaction, Wireless Synergies had 4,500,000 shares issued and outstanding; accordingly, after the consummation of this transactions, the merged company had 18,697,275 shares outstanding and 2KSounds became a subsidiary of Wireless
Synergies,  Inc.  The  transaction  is  accounted  for as a reverse  merger (the
"Merger"), whereby 2KSounds was considered the accounting acquiror, as the stockholders of 2KSounds now control Wireless Synergies after the Merger. As a result, a reclassification has been recorded in the accounts of 2KSounds for the change in the number of shares outstanding as a result of the Merger.

Pursuant to the Agreement, all of the outstanding Series A preferred stock, common stock and warrants were converted to shares of common stock (or warrants to purchase common stock) of Wireless Synergies a the ratio of .428414 shares of Wireless Synergies' stock for each share of 2KSounds' stock (or warrant to purchase common stock).

On May 21, 2002, the merged Company ("Newco"), changed its name to 2KSounds Corporation, and increased the number of shares of capital stock the Company is authorized to issue to six hundred million (600,000,000) shares, par value
$0.001 per share, consisting of five hundred million (500,000,000) shares of common stock and one hundred million (100,000,000) shares of preferred stock. The voting powers, designations, preferences and relative participating, optional and other rights, if any, and the qualifications, limitations or restrictions, if any, of the preferred stock in one or more series shall be fixed by the Newco's Board of Directors from time to time in accordance with the provisions of the Nevada General Corporation Law.

The Board of Directors of Newco also authorized a 20-for-1 forward stock split, in the nature of dividend, effective May 21, 2002, payable to stockholders of record as of the close of business on May 20, 2002. As a result of the forward stock split, the 18,697,279 issued and outstanding shares of the Company's common stock now represent, in the aggregate, 373,945,580 shares of common stock, and each one share of Newco's common stock represents 20 shares of common stock. Stockholders will receive 19 additional shares of the Newco's common stock for each share of common stock they hold in Newco.

--------------------------------------------------------------------------------

                                                   2KSOUNDS, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  For The Years Ended December 31, 2001 and 2000
================================================================================

NOTE 8 - SUBSEQUENT EVENTS, continued

2002 Option Plan
----------------

Subsequent to December 31, 2001, Newco's stockholders approved the 2002 Stock Option Plan (the "2002 Plan"). Under the 2002 Plan, Newco may grant options to purchase up to 60,000,000 shares of its common stock to employees, directors and consultants. Options under the 2002 Plan may be either incentive or non-qualified stock options. Pursuant to the Merger, all options to purchase shares of 2KSounds common stock under the 2000 Plan outstanding prior to the Merger (totaling 2,290,000 shares), were converted (at a rate of .428414 shares of Newco's common stock for each share of 2KSounds' common stock) into options to purchase 981,068 shares of Newco's common stock under the 2002 Plan.

--------------------------------------------------------------------------------

(b)       Pro forma financial information.






                              2KSOUNDS CORPORATION
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)


The following financial pro forma consolidated statements represent 2KSounds Corporation's ("2K") (formerly known as Wireless Synergies, Inc.) pro forma consolidated balance sheet as of December 31, 2001 and statements of operations for the year ended December 31, 2001. Prior to the merger 2K had a fiscal year end of June 30. The December 31, 2001 balance sheet of 2K included in this pro forma presentation is unaudited and the December 31, 2001 operations were derived from six months of activity reported in its June 30, 2001 Form 10-KSB (January 1, 2001 through June 30, 2001), and from six months of activity reported in its December 31 Form 10-QSB (July 1, 2001 through December 31,
2001).

The transactions described in Note 2 have been accounted for as a "reverse acquisition," since the management and stockholder's of 2KSounds, Inc., a California corporation ("2KSounds"), had control of the combined entity after the transaction was completed. Under reverse acquisition accounting, 2KSounds is considered the accounting acquiror and 2K is considered the accounting acquiree. As 2K had no substantive assets or operations at the date of the transactions, the transaction has been recorded as an equity reclassification for the change in the number of shares outstanding as a result of the merger.

The following pro forma consolidated balance sheet gives effect to the transaction as if it occurred on December 31, 2001. The accompanying pro forma consolidated statements of operations gives effect to the transactions as if they occurred on January 1, 2001. The financial statements include adjustments directly attributable to the transactions and expected to have a continuing impact on the combined company.

The pro forma information is based on historical financial statements. The information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and is provided for comparison and analysis purposes only. The pro forma information does not purport to be indicative of the results that actually would have occurred had the combination been effected at either January 1, 2001 or December 31, 2001.

                              2KSOUNDS CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             As of December 31, 2001

                                   (Unaudited)

                                                       Pro Forma    Pro Forma
ASSETS                     2KSounds    2K   Subtotal   Adjustments  Consolidated
                           --------    ---  ---------  ----------    ----------

Current assets:
  Cash and
    cash equivalents     $ 1,037,951    $ -  $ 1,037,951   $   -    $ 1,037,951
  Accounts receivable        630,040      -      630,040       -        630,040
                          ----------   ----  -----------     ----    ----------

    Total current assets   1,667,991      -    1,667,991       -      1,667,991
                          ----------   ----  -----------     ----    ----------

Property and equipment, net  604,616      -      604,616       -        604,616
                           ---------   ----  -----------     ----    ----------

Other assets:
  Capitalized master
    recordings               300,000      -      300,000       -        300,000
  Deposits                    28,665      -       28,665       -         28,665
                            --------   ----  -----------     ----    ----------

    Total other assets       328,665      -      328,665       -        328,665
                            --------   ----  -----------     ----    ----------

                         $ 2,601,272    $ -  $ 2,601,272    $  -     $2,601,272
                         ===========   ====  ===========     ====    ==========

LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)

Current liabilities:
 Accounts payable and
   accrued liabilities    $ 259,933 $12,700    $ 272,633     $ -      $ 272,633
                          --------- -------    ---------     ----     ---------

    Total current
       liabilities          259,933  12,700      272,633       -        272,633

Notes payable                  -        -           -          -            -
                          ---------  ------    ---------     ----     ---------

    Total liabilities       259,933  12,700      272,633       -        272,633
                          ---------  ------    ---------     ----     ---------

Commitments and contingencies

Stockholders' equity (deficit):
  Preferred stock             3,425     -          3,425   (3,425)(A)       -
  Common stock               25,129   4,500       29,629  (12,896)(A)    16,733
  Additional paid-in
     capital              3,867,669   3,575    3,871,244   (4,454)(A) 3,866,790
  Subscriptions receivable  (20,213)     -       (20,213)      -        (20,213)
  Accumulated deficit    (1,534,671)(20,775)  (1,555,446)  20,775(A) (1,534,671)
                         ----------  ------    ---------   ---------  ----------

   Total stockholders'
     equity (deficit)     2,341,339 (12,700)   2,328,639        -     2,328,639
                         ----------  ------    ---------   --------- -----------

                        $ 2,601,272  $ -      $2,601,272   $    -    $2,601,272
                          =========  ======    =========   ========= ===========

                   The accompanying notes are an integral part
                     of these pro forma financial statements
                                      PF-2

                              2KSOUNDS CORPORATION
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For The Year Ended December 31, 2001

                                   (Unaudited)

                                                                                                        Pro Forma         Pro Forma
                                                  2KSounds             2K              Subtotal        Adjustments      Consolidated
                                                -------------    ----------------    --------------    -------------    ------------

Revenues, net of allowance for returns        $    3,500,000     $          -      $    3,500,000   $          -      $   3,500,000

 Cost of sales                                       198,629                -             198,629              -            198,629
                                               -------------      -----------       -------------    -----------       -------------

Gross profit (loss)                                3,301,371                -           3,301,371              -          3,301,371
                                               -------------      -----------       -------------    -----------       -------------

Operating expenses:
     Salaries and wages                            1,687,017                -           1,687,017              -          1,687,017
     Professional services                         1,010,513                -           1,010,513              -          1,010,513
     Selling, general and administrative
       expenses                                    1,121,333           15,000           1,136,333              -          1,136,333
                                               -------------      -----------       -------------    -----------       -------------

Operating loss                                      (517,492)         (15,000)           (532,492)             -           (532,492)
                                               -------------      -----------       -------------    -----------       -------------

Other income (expense):
     Settlement income                             1,750,000                -           1,750,000              -          1,750,000
     Interest income (expense)                        (7,216)               -              (7,216)             -             (7,216)
                                               -------------      -----------       -------------    -----------       -------------

         Total other income (expense)              1,742,784                -           1,742,784              -          1,742,784
                                               -------------      -----------       -------------    -----------       -------------

Income (loss) before provision for income taxes    1,225,292          (15,000)          1,210,292              -          1,210,292

Provision for income taxes                           493,000                -             493,000              -            493,000
                                               -------------      -----------       -------------    -----------       -------------

         Net income (loss)                    $      732,292     $    (15,000)     $      717,292   $          -      $     717,292
                                               =============      ===========       =============    ===========       =============

Net income (loss) available to common
 stockholders per common share:
     Basic                                    $         0.03     $       (0.00)                                       $        0.05
                                               =============      ============                                         =============
     Diluted                                  $         0.02     $       (0.00)                                       $        0.04
                                               =============      ============                                         =============

Weighted average number of common
  shares outstanding:
     Basic                                        25,006,296        4,500,000                                            15,213,047
                                               =============      ===========                                          =============
     Diluted                                      29,313,943        4,500,000                                            17,058,504
                                               =============      ===========                                          =============


                   The accompanying notes are an integral part
                     of these pro forma financial statements
                                      PF-3

                              2KSOUNDS CORPORATION
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)


NOTE 1 - BASIS OF PRESENTATION:

Effective March 13, 2002, 2K, an inactive public company, and 2KSounds, a California corporation involved in locating new musical talent, producing their recordings, and promoting and distributing their music, entered into transactions that resulted in a combination of the two entities, as described in
Note 2. As 2KSounds Merger Co., Inc. is a newly formed corporation with no operations, which is wholly owned by 2K and that does not have any assets of its own, it has been ignored as a separate entity in the accompanying pro forma presentation.

The unaudited pro forma consolidated balance sheet as of December 31, 2001 reflects the effects of the transactions as if they occurred on December 31, 2001. The accompanying pro forma consolidated statements of operations for the year ended December 31, 2001 gives effect to the transactions as if they occurred on January 1, 2001. The unaudited pro forma information is not necessarily indicative of the future consolidated results of operations of the combined companies or the consolidated results of operations that would have resulted had the acquisition taken place on January 1, 2001 or the consolidated financial position of the combined companies as of December 31, 2001.

The unaudited pro forma consolidated financial statements should be read in conjunction with 2KSounds' audited financial statements as of December 31, 2001 and accompanying notes appearing herein and the audited financial statements of 2K as of June 30, 2001 and unaudited interim financial statements as of December 31, 2001 and related notes as previously filed with the Securities and Exchange Commission.

NOTE 2 - DESCRIPTION OF TRANSACTIONS:

On March 13, 2002, 2KSounds, 2K and its wholly owned subsidiary 2KSounds Merger Co., Inc. ("Merger Sub"), entered into an Amended and Restated Agreement and Plan of Merger (the "Agreement"), as amended by that certain letter agreement dated March 21, 2002 (the "Letter," the Agreement and the Letter collectively, the "Merger Agreement"), whereby on March 29, 2002, 14,197,279 shares of the common stock of 2K were exchanged for 100% of the common stock (totaling 29,214,490 shares) and 100% of the preferred stock (totaling 3,924,667 shares) of 2KSounds. Prior to this transaction, 2K had 4,500,000 shares issued and outstanding; accordingly, after the consummation of this transaction, the merged company had 18,697,275 shares outstanding and 2KSounds became a subsidiary of 2K. The transaction is accounted for as a reverse merger (the "Merger"), whereby 2KSounds was considered the accounting acquiror, as the stockholders of 2KSounds now control 2K after the Merger. As a result, an equity reclassification has been recorded in the accounts of 2KSounds for the change in the number of shares outstanding as a result of the Merger.

NOTE 3 - DESCRIPTION OF ADJUSTMENTS:

The following adjustments were applied to the historical financial statements of 2K and 2KSounds to arrive at the pro forma consolidated balance sheet and statements of operations:

(A) To eliminate the equity accounts of 2K, the accounting acquiree, and reclassify the par value and additional paid in capital for the conversion of 2KSounds' common and preferred to shares of 2K stock.




                                       PF-5